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                                                            Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------


                          SECOND BANCORP, INCORPORATED
             (Exact name of Registrant as specified in its charter)

             OHIO                                          34-1547453
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                 108 MAIN AVENUE
                             WARREN, OHIO 44482-1311
                    (Address of principal executive offices)

                           1997 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                               JOHN L. POGUE, ESQ.
                            MICHAEL G. MARANDO, ESQ.
                         HOPPE, FREY, HEWITT & MILLIGAN
                            500 SECOND NATIONAL TOWER
                               WARREN, OHIO 44482
                                  330-392-1541

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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
                                                   CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                      PROPOSED             PROPOSED
                                                                      MAXIMUM              MAXIMUM
                                         AMOUNT                       OFFERING             AGGREGATE
TITLE OF SECURITIES                      TO BE                        PRICE                OFFERING           AMOUNT OF
TO BE REGISTERED                         REGISTERED                   PER SHARE (1)        PRICE              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                             50,000(2)                     $23.25              $1,162,500         $352.27
NO PAR VALUE
==============================================================================================================================

(1)  Based on the sales price of the Company's shares on NASDAQ on July 29, 1997, pursuant to Rules 457(c) and (h) under the Securities Act of 1933.
(2)  Adjusted for two-for-one stock split effective May 1, 1997.
================================================================================



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ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The registrant incorporates by reference into this registration statement the documents listed below and, in addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents:

                           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                           (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

                           (c)      The description of the Common Stock
                                    contained in the Corporation's registration statement on Form S-4 (Registration No. 33-09239) under the caption "Description of Holding Shares" as filed on October 2, 1986, with the Commission pursuant to the 1933 Act, including all amendments and reports filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the shares of Capital Stock to be issued pursuant to the Plan has been passed upon by the firm of Hoppe, Frey, Hewitt & Milligan, counsel for the Corporation. John L. Pogue, a partner in the firm, serves as a Director of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Articles of Incorporation of the Corporation and the Regulations of the Corporation provide in substance that the Corporation shall indemnify, to the full extent permitted by the laws of the State of Ohio, any director, officer, employee or agent of the Corporation for any costs or expenses incurred by him in his capacity, or arising out of his status, as a director, officer, employee or agent of the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled, as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                  Section 1701.13(E) of the General Corporation Law of the State of Ohio (which is applicable to the Corporation) permits a corporation to indemnify its officers and directors and to pay their expenses subject to certain limitations and exceptions.

                  The Corporation has purchased a liability insurance policy which insures directors and officers of the Corporation against certain liabilities which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


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ITEM 8.  EXHIBITS

                  4.1      1997 Restricted Stock Plan

                  5.1 Opinion of Hoppe, Frey, Hewitt & Milligan as to legality of shares being registered.

                  23.1 Consent of Hoppe, Frey, Hewitt & Milligan (included in Exhibit 5.1)

                  23.2     Consent of Ernst & Young

                  24.1     Power of Attorney

ITEM 9.  UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                               (i) to include any prospectus required by
Section 10(a)(3) to the Securities Act of 1933;

                               (ii) to reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                               (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                           (2) That, for purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement existing whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities under Securities Act of 1933, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES
                                   ----------

                              SECOND BANCORP, INC.

                  Pursuant to the requirements of the Securities Act of 1933, Second Bancorp, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on the 30th day of July, 1997.

                                      SECOND BANCORP, INC.

                                      By:  /s/ Alan G. Brant
                                          --------------------------------
                                          Alan G. Brant
                                          Chairman and President

                                       /s/ David L. Kellerman
                                      ------------------------------------
                                      David L. Kellerman
                                      Treasurer (Principal Financial
                                      Officer)

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of July, 1997.

Alan G. Brant                                         John A. Anderson
Director and Principal Executive Officer              Director

R. J. Wean, III                                       Norman C. Harbert
Director                                              Director

J.C. Gibson                                           Robert J. Webster
Director                                              Director

John L. Pogue
Director

                                          By  /s/ John L. Pogue
                                            -----------------------------------
                                            John L. Pogue, Attorney-in-fact



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                                INDEX TO EXHIBITS

Number                        Description
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 4.1             1997 Restricted Stock Plan

 5.1 Opinion of Hoppe, Frey, Hewitt & Milligan as to legality of securities being registered

23.1             Consent of Hoppe, Frey, Hewitt & Milligan
                 (included in Exhibit 5.1)

23.2             Consent of Ernst & Young

24.1             Power of Attorney